UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 28, 2005

UNITED DEFENSE INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-16821	52-2059782
(State or other jurisdiction of	(Commission File	(I.R.S. Employer
incorporation or organization)	Number)	Identification No.)

1525 Wilson Boulevard, Suite 700
Arlington, Virginia 22209
(Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code:
(703) 312-6100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

The following information is furnished under Item 2.02, “Results of Operations and Financial Condition.” This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

On April 28, 2005, United Defense Industries, Inc. issued a press release announcing certain financial and operating results for the first quarter of 2005. The press release and financial tables include non-GAAP financial information. Free cash flow, which is defined as cash from operations less capital expenditures, is included because management believes that free cash flow is the best indicator of discretionary cash available to management to pay down debt or make acquisitions or distributions and is therefore useful to both management and investors. Free cash flow is reconciled to cash from operations in the financial tables accompanying the press release. A copy of the press release is filed as exhibit 99.1 hereto and is incorporated into Item 2.02 of this Form 8-K by reference.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

               Not applicable.

(b)	Pro Forma Financial Information.

               Not applicable.

(c)	Exhibits.

The following exhibit is furnished with this report pursuant to Item 2.02:

Exhibit No.	Description

99.1	Earnings Release dated April 28, 2005

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED DEFENSE INDUSTRIES, INC.

BY: ____________________________________
Date: April 28, 2005	Francis Raborn
Vice President and Chief Financial Officer

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